                                                                    Exhibit 19

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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================

DISTRIBUTION:                 20-Oct-98                                 PAGE # 1


====================================================================================================================================
    ORIGINAL        BEGINNING                                                         ENDING             OVER-           ENDING
      NOTE             NOTE          PRINCIPAL       INTEREST          TOTAL           NOTE        COLLATERALIZATION      LOAN
     BALANCE         BALANCE       DISTRIBUTION    DISTRIBUTION    DISTRIBUTION       BALANCE            AMOUNT         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   600,000,000.00  573,914,606.00    11,508,260.29   2,917,518.62    14,425,778.91 562,406,345.71   6,902,253.15      569,308,598.86

====================================================================================================================================




     FACTOR INFORMATION PER $1,000                                  NOTE RATES


===========================================================                             =====================================
     PRINCIPAL           INTEREST          ENDING NOTE                                      INIT NOTE         CURR NOTE
   DISTRIBUTION        DISTRIBUTION          BALANCE                                           RATE              RATE
-----------------------------------------------------------                             -------------------------------------

      19.18043382         4.86253103        937.34390952                                    5.81625%          5.71898%

===========================================================                             =====================================










================================================================================





                     IF THERE ARE ANY QUESTIONS OR PROBLEMS
      WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






                                THOMAS ROLLAUER
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881











(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================



DISTRIBUTION:                20-Oct-98                                PAGE # 2




SECTION 3.08 (1)          BEGINNING NOTE ACCOUNT BALANCE                                        14,489,730.00


SECTION 3.08 (2)          MONTHLY PAYMENT AMOUNT                                                14,425,778.91


SECTION 3.08 (3)          OVERCOLLATERALIZATION INCREASE AMOUNT                                  1,699,937.48


SECTION 3.08 (4)          INSURED PAYMENT                                                                0.00


SECTION 3.08 (7)          REALIZED LOSSES                                                                0.00


SECTION 3.08 (8)          OVERCOLLATERALIZATION REDUCTION AMOUNT                                         0.00


SECTION 3.08 (9)          PRE-FUNDED AMT PREVIOUSLY USED                                       103,575,711.89
                          PRE-FUNDED AMT DISTRIBUTED AS PRINCIPAL                                        0.00
                          PRE-FUNDING A/C EARININGS                                                      0.00
                          AMTS TRANSFERRED FROM CAP INT A/C TO NOTE A/C                                  0.00
                          AMT TRANSFERRED TO SELLER                                                      0.00
                          AMOUNT OF SUBSEQUENT LOANS TRANSFERRED ON 8/7/98*                              0.00
                          * SUBSQUENT LOANS NOT INCLUDED IN REMMITTANCE PERIOD


                                                                                                                    PER $1000
                                                                                                                    ---------
SECTION 3.09 (a)(i)       NOTE DISTRIBUTION                                                     14,425,778.91           24.04


SECTION 3.09 (a)(ii)      PRINCIPAL DISTRIBUTION
                                            INSTALLMENT PRINCIPAL COLLECTED                        232,497.81            0.39
                                            PRINCIPAL PREPAYMENTS                                9,575,825.00           15.96
                                            OVERCOLLATERALIZATION INCREASE AMOUNT                1,699,937.48            2.83
                                            OTHER                                                        0.00            0.00



SECTION 3.09 (a)(iv)      CARRYFORWARD AMOUNT                                                            0.00


SECTION 3.09 (a)(v)       INSURED PAYMENT                                                                0.00


SECTION 3.09 (a)(vi)      ENDING AGGREGATE LOAN BALANCE                                        569,308,598.86
                          ENDING NUMBER OF LOANS OUTSTANDING                                            6,316


SECTION 3.09 (a)(vii)     OVERCOLLATERALIZATION AMOUNT                                           6,902,253.15
                          OVERCOLLATERALIZATION DEFICIT                                                  0.00


SECTION 3.09 (a)(ix)      SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                  0.00
                          LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                              0.00


SECTION 3.09 (a)(x)       WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                           10.2304%


SECTION 3.09 (a)(xii)     WEIGHTED AVERAGE GROSS MARGIN OF THE HOME EQUITY LOANS                          N/A


SECTION 3.09 (a)(xiii)    THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                          658,768.87
                                                                                                   493,733.42
                                                                                                   492,519.52


SECTION 3.09 (a)(xv)      AVAILABLE FUNDS CAP CARRY FORWARD AMORTIZATION AMOUNT                          0.00
                          AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT                                       0.00


SECTION 3.09 (a)(xvi)     REMAINING PRE-FUNDED AMOUNT                                                    0.00




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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--------------------------------------------------------------------------------
                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================


 DISTRIBUTION:                        20-Oct-98                        PAGE # 3



SECTION 3.09 (b)(i)       NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*

  ---------------------------------------------------------------------------------------------------------

          CATEGORY                     COUNT                   AGG. PRIN. BAL.                   PERCENTAGE
  ---------------------------------------------------------------------------------------------------------
         30-59 DAYS                     169                      14,155,576.30                       2.49%
         60-89 DAYS                      90                       7,180,094.65                       1.26%
          90 + DAYS                     172                      13,142,823.80                       2.31%
  --------------------------------------------------------------------------------------------------------

  *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy



SECTION 3.09 (b)(ii)      NUMBER OF LOANS IN FORECLOSURE                                                                     144

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE                                       10,532,074.76



                          NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                          IN THE PRIOR MONTH                                                                                  69

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                          THAT WERE COMMENCED IN THE PRIOR MONTH                                                    4,727,939.32




SECTION 3.09 (b)(iii)     NUMBER OF LOANS IN BANKRUPTCY                                                                       26

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                                        2,315,630.06



SECTION 3.09 (b)(iii)     NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                                            12

                          AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                                          770,480.23




SECTION 3.09 (b)(iv)      NUMBER OF REO PROPERTIES                                                                             0

                          AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                                                     0.00




SECTION 3.09 (b)(v)       BOOK VALUE OF REO PROPERTY                                                                        0.00




SECTION 3.09 (b)(vi)      CUMULATIVE LOSS PERCENTAGE                                                                 0.00000000%

                          CUMULATIVE REALIZED LOSSES                                                                        0.00

                          ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                                                  0.00000000%






SECTION 3.09 (b)(vii)     90+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                                             1.44648709%
                          90+ DELINQUENT LOANS                                                                     13,142,823.80

                          THREE MONTH ROLLING AVERAGE DELINQUENCY AMOUNT                                            9,775,904.01





(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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